Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES OF MIRANT CORPORATION

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.

Name of Company	Jurisdiction of Organization
Mirant Corporation	Delaware
MC Asset Recovery, LLC	Delaware
Mirant Capital, Inc.	Delaware
Mirant Fund 2001, LLC	Delaware
(93.46%—Mirant Capital, Inc.; 6.54%—Third party) Cheng Power Systems, Inc.	Delaware
(6.4%—Mirant Fund 2001, LLC; 93.6%—Third parties)
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant Services, LLC	Delaware
Mirant (Bermuda), LTD	Bermuda
Mirant Trust I	Delaware
Mirant Americas, Inc.	Delaware
Mirant Tank Farm, LLC.	Delaware
Mirant Americas Procurement, Inc.	Delaware
Mirant Marsh Landing, LLC	Delaware
Mirant Willow Pass, LLC	Delaware
Mirant Dickerson Development, LLC	Delaware
Mirant New York Services, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Coyote Springs 2, LLC	Delaware
(50%—Mirant Power Purchase, LLC; 50%—Third party)
Mirant Wrightsville Investments, Inc.	Delaware
Mirant Wrightsville Management, Inc.	Delaware
Wrightsville Power Facility, L.L.C.	Delaware
(1%—Mirant Wrightsville Management, Inc.; 50%—Mirant Wrightsville Investments, Inc.; 49%—Third party)
Wrightsville Development and Funding, L.L.C.	Delaware
(1%—Mirant Wrightsville Management, Inc.; 50%—Mirant Wrightsville Investments, Inc.; 49%—Third party)
Mirant Americas Generation, LLC	Delaware
Mirant North America, LLC	Delaware
MNA Finance Corp.	Delaware
Mirant Energy Trading, LLC	Delaware
Mirant California, LLC	Delaware
Mirant Delta, LLC	Delaware
Mirant Potrero, LLC	Delaware
Mirant Canal, LLC	Delaware
Mirant Kendall, LLC	Delaware
Mirant New York, LLC	Delaware
Mirant Bowline, LLC	Delaware
Mirant Lovett, LLC	Delaware
Hudson Valley Gas Corporation	New York
Mirant Mid-Atlantic, LLC	Delaware
Mirant Chalk Point, LLC	Delaware
Mirant Potomac River, LLC	Delaware

Name of Company	Jurisdiction of Organization
Mirant Piney Point, LLC	Delaware
Mirant MD Ash Management, LLC	Delaware
Mirant Gibbons Road, LLC	Delaware
Mirant Special Procurement, Inc.	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Asia-Pacific Ventures, LLC	Delaware
Mirant AP Investments Limited	British Virgin Islands
Mirant Navotas Corporation	Philippines
Mirant (Navotas II) Corporation	Philippines
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Sual Construction Corporation	Philippines
CEPA Slipform Power System Limited (Philippines)	Phillippines
Mirant Corporation Political Action Committee, Inc	Georgia